UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Transocean Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL DEFINITIVE PROXY MATERIAL

This additional definitive proxy material is being filed with the Securities and Exchange Commission by Transocean Ltd. in connection with the solicitation of proxies by our Board of Directors for use in voting at our annual general meeting of shareholders.  The annual general meeting will be held on May 17, 2013 at 5:00 p.m., Swiss time, at the Theater Casino Zug, Artherstrasse 2-4, CH-6300 Zug, Switzerland.

Subsequent to the filing of the Proxy Statement on April 2, 2013, it came to the Company’s attention that the numbers of shares included on page P-3 of the Proxy Statement were incorrect.  In addition, the Percent of Class column on the chart on page P-36, and the corresponding footnote, reflected information based on the incorrect number of outstanding shares reported on page P-3.  We are issuing this additional definitive proxy material to provide the correct information.

As of March 20, 2013, there were 360,326,197 shares outstanding, which excludes 13,504,452 shares that are held by Transocean Ltd. or our subsidiary, Transocean Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Listed below are the only persons who, to the knowledge of the Company, may be deemed to be beneficial owners, as of March 20, 2013, of more than 5% of the Company's shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class(1)
Icahn Capital LP	20,154,035	(2)	5.59%
White Plains Plaza 445 Hamilton Avenue, Suite 1210 White Plains, New York 10601

The Capital Group Companies, Inc.	19,705,570	(3)	5.47%
333 South Hope Street Los Angeles, CA 90071

BlackRock, Inc.	18,056,099	(4)	5.01%
40 East 52nd Street New York, NY 10022

(1)	The percentage indicated is based on the 360,326,197 outstanding shares at March 20, 2013.

(2)
The number of shares is based on the Schedule 13D/A filed with the SEC on January 30, 2013 by Icahn Capital L.P. with respect to itself, Carl C. Icahn and certain other affiliated entities of Carl C. Icahn. According to the filing, (i) High River Limited Partnership, a Delaware limited partnership, has sole voting power and sole dispositive power with regard to 4,030,806 shares; (ii) Hopper Investments LLC, a Delaware limited liability company, has shared voting power and shared dispositive power with regard to 4,030,806 shares; (iii) Barberry Corp., a Delaware corporation, has shared voting power and shared dispositive power with regard to 4,030,806 shares; (iv) Icahn Partners Master Fund LP, a Delaware limited partnership, has sole voting power and sole dispositive power with regard to 6,345,073 shares; (v) Icahn Partners Master Fund II LP, a Delaware limited partnership, has sole voting power and sole dispositive power with regard to 2,537,073 shares; (vi) Icahn Partners Master Fund III LP, a Delaware limited partnership, has sole voting power and sole dispositive power with regard to 1,117,192 shares; (vii) Icahn Offshore LP, a Delaware limited partnership, has shared voting power and shared dispositive power with regard to 9,999,338; (viii) Icahn Partners LP, a Delaware limited partnership, has sole voting power and sole dispositive power with regard to 6,123,891 shares; (ix) Icahn Onshore LP, a Delaware limited partnership, has shared voting power and shared dispositive power with regard to 6,123,891 shares; (x) Icahn Capital LP, a Delaware limited partnership, has shared voting power and shared dispositive power with regard to 16,123,229 shares; (xi) IPH GP LLC, a Delaware limited liability company, has shared voting power and shared dispositive power with regard to 16,123,229 shares; (xii) Icahn Enterprises Holdings L.P., a Delaware limited partnership, has shared voting power and shared dispositive power with regard to 16,123,229 shares; (xiii) Icahn Enterprises G.P. Inc., a Delaware corporation, has shared voting power and shared dispositive power with regard to 16,123,229 shares; (xiv) Beckton Corp., a Delaware corporation, has shared voting power and shared dispositive power with regard to 16,123,229 shares; and (xv) Carl C. Icahn has shared voting power and shared dispositive power with regard to 20,154,035 shares. Carl C. Icahn, by virtue of his relationship to the other reporting persons, is deemed to beneficially own the shares which the other reporting persons directly beneficially own. According to the Schedule 13D, each of the reporting persons may have shared voting and/or dispositive power over all or some of such shares.

(3)
The number of shares held by The Capital Group Companies, Inc. is based on a statement of significant shareholdings filed with the SIX Swiss Exchange on February 20, 2013. According to the filing, The Capital Group Companies, Inc., along with funds managed by Capital Research and Management Company and clients' portfolios managed by Capital Guardian Trust Company, Capital International Limited, Capital International Inc., Capital International Sàrl and Capital International K.K., have voting rights over 19,705,507 shares.

(4)	The number of shares is based on the Schedule 13G filed with the SEC on January 30, 2013 by BlackRock, Inc.

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This additional definitive proxy material modifies certain information contained in the Proxy Statement, dated April 2, 2013, previously made available to our shareholders in connection with the solicitation of proxies for use at the annual general meeting.  Except as described above, this additional definitive proxy material does not modify, amend, supplement or otherwise affect any matter presented for consideration in the Proxy Statement.

April 12, 2013